Exhibit 10.144
CONFIDENTIAL

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

MASTER SETTLEMENT AGREEMENT

Freese & Goss, PLLC/Matthews & Associates

and

American Medical Systems, Inc.

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TABLE OF CONTENTS

I.	INTRODUCTION	1
II.	RECITALS	1
III.	DEFINITIONS	3
IV.	AGREEMENT	6

A.	NO OBJECTION BY INSURERS AS A CONDITION PRECEDENT TO AGREEMENT	6
B.	AUTHORITY OF COUNSEL	6
C.	BASIC AGREEMENT	6
D.	TOLLING OF STATUTE OF LIMITATIONS	6
E.	RELEASE OF CLAIMS	7
	1. Release, Indemnity and Assignment	7
	2. Execution by Spouses and Former Spouses	7
	3. Released Parties	8
	4. Released Claims	8
F.	COURT APPROVAL AND OTHER DOCUMENTATION	9
	1. Survival and Wrongful Death Claims	9
	2. Claims Involving a Minor	8
	3. Other Documents	9
G.	SETTLEMENT FUND	10
H.	MINIMUM NUMBER OF EXECUTED RELEASES	10
I.	WITHDRAWAL OF COUNSEL	11
J.	ACKNOWLEDGMENTS REGARDING CLAIMANTS RIGHT TO PAYMENT	11
K.	ACKNOWLEDGMENT OF MEDICAL CONDITION OF THE SUBMITTED INVENTORY	12
L.	ALLOCATION OF FUNDS TO CLAIMANTS	12
M.	RELEASE OF FUNDS FROM THE SETTLEMENT FUND	13
N.	RELEASES, WAIVERS, AND DISMISSALS	14
	1. Dismissal of Claims	14
	2. Release Provisions	15
O.	LIENS, ASSIGNMENT RIGHTS, AND OTHER THIRD PARTY PAYOR CLAIMS	15
P.	NO ADMISSION OF LIABILITY	17
Q.	CONFIDENTIALITY	17
	1. Confidentiality Agreement	17
	2. Inadmissibility of Settlement and Related Documents	19
	3. Joint Messaging	19
	4. Return of Confidential and Privileged Information	20
R.	PUBLICITY	20
S.	PRESENT INTENTIONS	20
T.	SUCCESSORS AND ASSIGNS	21
U.	DEADLINES	21
V.	GOVERNING LAW	21
W.	CHALLENGES TO OR DISPUTES INVOLVING THIS AGREEMENT	21
X.	ATTORNEYS’ FEES	22
Y.	EXECUTION IN COUNTERPARTS	22
Z.	MERGER AND INTEGRATION	22
AA.	NO PRESUMPTION	23

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BB.	INCORPORATION BY REFERENCE	23
CC.	NOTICE	23

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Exhibit 10.144
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MASTER SETTLEMENT AGREEMENT

I.	INTRODUCTION
American Medical Systems, Inc. (hereinafter defined in Paragraph III(a) as “AMS”), on the one hand, and Freese & Goss, PLLC and Matthews & Associates (hereinafter defined in Paragraph III(e) as “Claimants Counsel”) acting on their own behalf and on behalf of all Claimants (hereinafter defined in Paragraph III(e) as “Claimants”), on the other hand, have reached a confidential settlement of all claims arising out of the implantation of pelvic mesh products manufactured, marketed, and distributed by AMS, subject to the terms and conditions set forth in this document.
The terms and conditions of this Master Settlement Agreement (the “Agreement”) are as follows:

II.	RECITALS
WHEREAS, Claimants have alleged Claims against AMS arising out of medical complications following the implantation of AMS Mesh Products (hereinafter defined in Paragraph III(b)) and have asserted AMS Mesh Product-Related Injuries (hereinafter defined in Paragraph III(c));
WHEREAS, AMS and its affiliates have denied any and all liability for the claims alleged by Claimants;
WHEREAS, the Parties believe it would be in their respective best interest to settle all Claims, differences and controversies that Claimants, as well as Claimants’ dependents, family members, domestic companions, heirs, beneficiaries, executors, successors, administrators, agents and assigns, if any now or in the future, may have against AMS and its affiliates related to AMS Mesh Products and avoid the risk, expense, inconvenience, and distraction of continued litigation;

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WHEREAS, Claimants Counsel on April 29, 2013, submitted to AMS a matrix reflecting a list of *** total clients, which was comprehensive of all Claimants represented by Claimants Counsel and identified by Claimants Counsel as having an AMS Mesh Product-Related Injury (hereinafter the “Submitted Inventory List”, attached at Exhibit “A”). The medical conditions on the Submitted Inventory List included designations for “***” and “***.” Those individuals categorized as “***” are reflected on Exhibit “B” (hereinafter the “***”) and those individuals categorized as “***” are reflected on Exhibit “C” (hereinafter the “***”). The Parties also categorized certain individuals’ medical conditions as “***” during their negotiations. Those individuals categorized as “***” are reflected on Exhibit “D” (hereinafter the “***”);
WHEREAS, at the time of its submission to AMS, Claimants Counsel acknowledged that the Submitted Inventory List reflected the medical condition(s) for each individual based upon Claimants Counsel’s review of the pertinent information, medical records, and other documentation in Claimants Counsel’s possession at the time of submission;
WHEREAS, on or about April 30, 2013, the Parties executed a Memorandum of Understanding reflecting the Parties’ agreement relating to the terms for settling all actual and potential Claims that have arisen between AMS and Claimants, including derivative and/or assigned Claims, whether known or unknown, asserted or unasserted, existing now or arising in the future, relating to AMS Mesh Products and AMS Mesh Product-Related Injuries. The Memorandum of Understanding provided that if certain conditions precedent were satisfied by the Parties that the Parties would execute this binding Master Settlement Agreement. The condition precedent to the execution of this Agreement has been satisfied.

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NOW THEREFORE, for the good and valuable consideration described below, the sufficiency of which is hereby acknowledged, the Parties stipulate and agree as follows:

III.	DEFINITIONS
For the purpose of this Agreement the following terms (designated by initial capitalization throughout this Agreement) shall have the meaning set forth below:
(a)    “AMS” means American Medical Systems, Inc.; American Medical Systems Holdings, Inc.; Endo Pharmaceuticals Inc.; and Endo Health Solutions Inc., formerly known as Endo Pharmaceuticals Holdings Inc., their (i) past, present and future entire companies, affiliates, respective officers, directors, employees, contractors, and shareholders, (ii) their respective past, present, and future related entities, parents, subsidiaries, affiliates, controlling persons, suppliers, distributors, contractors, agents, assigns, servants, counsel, sureties, service providers and insurers, (iii) all of their past, present and future officers, directors, affiliates, employees, shareholders, contractors, predecessors, successors, trustees, beneficiaries, agents, assigns, heirs, executors, estate administrators, and personal representatives (or the equivalent thereto), and (iv) any and all other persons, corporations, and legal entities which might be in privity with any of these entities.
(b)    “AMS Mesh Product” or “AMS Mesh Products” means those pelvic mesh product(s) manufactured, marketed, sold and distributed by AMS and its affiliates known as: Apogee® System with IntePro® Lite™, Apogee® System with InteXen® LP™, Perigee® System with IntePro® Lite™, Perigee® System with InteXen® LP™, Elevate® Apical and Posterior Prolapse Repair System with IntePro® Lite™, Elevate® Apical and Posterior Prolapse Repair System with InteXen® LP, Elevate® Anterior & Apical Prolapse Repair System with IntePro® Lite™, Elevate® Anterior & Apical Prolapse Repair System with InteXen® LP, Straight-In™ Sacralcolpopexy System, IntePro® Y-Mesh, InteXen® LP Porcine Dermal Matrix, SPARC® Sling System, Monarc® Subfascial Hammock, BioArc® SP System with InteXen® LP, BioArc® TO System with InteXen® LP, MiniArc® Single-Incision Sling System, MiniArc Precise™ Single-Incision Sling System, In-Fast Ultra®, as well as any variations of said Products, past, present or future.
(c)    “AMS Mesh Product-Related Injuries” means injuries, conditions, complications and damages of whatever kind and character, existing in the past, now or arising in the future, whether known or unknown, alleged to be related to the manufacture, distribution, promotion, marketing, testing, labeling, sale, purchase, implant, use, removal, explant, excision, extraction or revision of AMS Mesh Products, including, but not limited to: mesh erosion; mesh extrusion; mesh rejection; mesh contraction or “shrinkage”; mesh encapsulation; any and all types of infection; fistula formation; inflammation; scar tissue formation; organ perforation

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or other organ damage; dyspareunia (pain during sexual intercourse); loss of intimacy or sexual relations, loss of desire for intimacy or sexual relations, and/or inability to engage in sexual activity for any reason; blood loss; vaginal bleeding; neuropathic and other acute and chronic nerve damage and pain, including but not limited to pudendal nerve damage; pelvic floor damage; chronic pelvic pain; de novo urinary and/or fecal incontinence and other de novo urinary and/or intestinal problems; worsening urinary and/or fecal incontinence and other worsening urinary and/or intestinal problems; de novo, continuing, worsening or recurrent pelvic organ prolapse; emotional or mental harm or suffering; loss of enjoyment of life; economic losses, including but not limited to, medical bills and expenses; and/or any other complications, conditions, damages or injuries not heretofore described, existing in the past, now or arising in the future, whether known or unknown.
(d)     “Claims” means of and from any and all claims, demands, actions, causes or action, losses, damages or suits whatsoever, whether past or future, known or unknown, regardless of the kind or nature thereto, including but not limited to, claims for pain and suffering, disability, mental anguish, punitive damages, common law or statutory penalties of recompense, impairment, loss of consortium, loss of society, loss of service, lost wages (past and future), diminished earning capacity (past and future), loss of income (past and future), medical and hospital expenses, and, specifically, including future claims for wrongful death and all claims arising out of alleged wrongful death, including loss of financial support, loss of love and affection, loss of consortium, service and society and funeral expenses, or any other loss or damage of whatever kind or nature, which is related to, results from, arises out of AMS Mesh Product Related Injuries regardless as to whether such has resulted in a Filed Case or could have resulted in a case filed in a state or federal jurisdiction.
(e)     “Claimants” means those individuals or groups of individuals, or persons representing the interests of those individuals, on Exhibit “A” , and their respective dependents, family members, domestic companions, heirs, beneficiaries, executors, successors, administrators, agents, servants and assigns, if any now or in the future.
(f)    “Claimants Counsel” means Freese & Goss, PLLC and Matthews & Associates, including all attorney members of or affiliated with each firm, that represent or otherwise have any financial interest in the Claims of those Claimants whose Filed Cases and/or Claims are the subject of this Agreement.
(g)    “Filed Case” means any Claim brought by a Claimant relating to an AMS Mesh Product, including any derivative and/or assigned Claim, which has been filed with any Court.
(h)     “Effective Date” means the date this “Master Settlement Agreement” is signed on behalf of Claimants Counsel and AMS.

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(i)    “Release” means a standard form confidential release and indemnity agreement whereby AMS is released by settling Claimant from any and all Claims in a form substantially similar to that attached as Exhibit E.

(j)    “Master Settlement Agreement” and “Release of All Claims” means this Agreement which constitutes the final and more complete settlement and release documents to be executed by the Parties consistent with, incorporating, and reflecting the terms of the Memorandum of Understanding.

(k)    “Parties” means AMS, Claimants and Claimants Counsel.

(l)    “Required Release Filed Case” means the state cases with a trial setting and/or the state cases with an upcoming trial scheduling conference, and includes the Filed Cases styled as follows:

***

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IV.	AGREEMENT

A.	SATISFACTION OF CONDITION PRECEDENT TO AGREEMENT
AMS represents that the previous condition precedent in the MOU requiring that AMS’s insurers not object to this Agreement has been satisfied or is waived by AMS for the purposes of proceeding with the execution of the MSA. Nothing in this paragraph should be interpreted as a waiver of any and all coverage available to AMS and/or its affiliates.

B.	AUTHORITY OF COUNSEL
Claimants Counsel represent and warrant that they have reviewed the provisions of this Agreement, have concluded that it is in the best interests of the Claimants and any interests represented by them. The Claimants Counsel, therefore, represent and warrant that they will recommend to each of the Claimants that they settle their AMS Mesh Products Claims under the terms of this Agreement.

C.	BASIC AGREEMENT
For and in consideration of a release of all past, existing, and future Claims relating to AMS Mesh Products, whether known or unknown, asserted or unasserted, and other agreements as set forth herein, and in complete settlement of the Claimants’ cases and/or Claims, including derivative and/or assigned Claims, AMS will make payment on behalf of settling Claimants as described below.

D.	TOLLING OF STATUTE OF LIMITATIONS
To avoid the necessity of filing or pursuing an AMS Mesh Products-Related Injury claim, action or lawsuit, and subject to the conditions described below, AMS agrees, with respect to each Claimant, to the tolling of the running of the applicable statutes of limitations against any such Claimant for a time commencing from the Effective Date. In the event that the conditions of the Master Settlement

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Agreement are not met or a Claimant does not resolve his or her case and/or claim under the Master Settlement Agreement, then the period of tolling shall expire thirty (30) days after notice that the conditions of the Master Settlement Agreement have not been met, or thirty (30) days after notice that the Claimant’s Claim has not been resolved under the Master Settlement Agreement, whichever event occurs later.
In no event does the above tolling provision revive or renew any limitations or repose period that may have already expired prior to the Effective Date.
Claimants Counsel agree not to set a previously tolled case for a trial prior to (1) year from the Effective Date.

E.	RELEASE OF CLAIMS
1.    Release, Indemnity and Assignment. A “Release of All Claims” (hereinafter “Release”) will be appropriately executed for or by each Claimant participating in the settlement. Claimants Counsel will provide AMS with (1) full name(s); (2) Social Security number(s); and (3) current address(es) for the Claimants executing a Release. Claimants Counsel will provide to Claimants full disclosure of the terms of this Master Settlement Agreement as required by applicable state ethics rules corresponding to Rule 1.8(g) of the ABA Model Rules of Professional Conduct.
2.    Execution by Spouses and Former Spouses.
a.    Any spouse, former or current, who was not married to Claimant during the time Claimant alleges she suffered injury shall not be required to execute a Release.

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b.    Any person who was married to Claimant during the time she alleges she suffered injury shall be required to execute a Release, so long as that person continues to be married to Claimant and resides with Claimant;
c.    A former spouse who was married to Claimant during the time she alleges she suffered injury shall be required to sign a Release if the former spouse brought a Claim or lawsuit against AMS;
d.    With respect to the above, AMS recognizes there may be circumstances making it impractical to obtain spousal execution and will work cooperatively and in good faith with Claimants Counsel to reach a resolution permitting the Claimant’s settlement to be finalized, including agreeing when appropriate that the spouse need not execute the Release;
3.    Released Parties. The Release shall provide that each Claimant fully release AMS and any other entities or persons as required by AMS.
4.    Released Claims. The Release fully sets forth the Claims to be released by the settling Claimant pursuant to this settlement and the terms for indemnification and contribution.
5.    Medical Bills, Liens, and Other Potential Rights for Reimbursement. The Release and Paragraph IV.O below fully sets forth the terms for satisfaction of all past, present and/or future bills, costs or liens resulting from or arising out of Claimant’s alleged medical complications following implantation of the AMS Mesh Product/s, including the procedure if Claimant has received payments from Medicare and/or Medicaid, a Medicare and/or Medicaid intermediary or carrier, or any other federal or state government, agency or entity. Additionally, the Release for each Claimant will contain the representations, warranties and indemnification provisions contained in Exhibit E.

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F.	COURT APPROVAL AND OTHER DOCUMENTATION

1.Survival and Wrongful Death Claims. If required by applicable state law, Claimants Counsel or a party authorized by Claimants Counsel will seek court approval of the settlement of a claim brought on behalf of a decedent or others authorized under applicable state law to advance survival or wrongful death claims. Such approval will not unnecessarily delay payment to the remaining Claimants, provided all other conditions of the settlement have been met. Any properly executed Release awaiting Court approval will be counted as an executed and received Release for purpose of determining whether the Minimum Threshold has been satisfied.
2.Claims Involving a Minor. If required by applicable state law, Claimants Counsel or a party authorized by Claimants Counsel will seek court approval of the settlement of a claim brought on behalf of a minor. Such approval will not unnecessarily delay payment to the remaining Claimants, provided all other conditions of the settlement have been met. Any properly executed Release awaiting Court approval will be counted as an executed and received Release for purpose of determining whether the Minimum Threshold has been satisfied.
3.Other Documents. AMS and Claimants Counsel agree to cooperate in acquiring and/or executing any other documents necessary to finalize an individual Claimant’s settlement. AMS and Claimants Counsel further agree that, if requested by AMS, any application, petition, or filing in any court related to obtaining the necessary court approval or any other documents necessary to finalize an individual Claimant’s settlement shall be filed or submitted under seal, unless prohibited by the rules of the court in which they must be filed. AMS and Claimants Counsel agree to request that any and all such documents, records, files, hearings and hearing transcripts remain confidential and, if filed under seal, remain under seal. AMS and Claimants Counsel specifically agree to work together to obtain and

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maintain the confidentiality or sealing of any such documents and to oppose any motion to intervene or other effort to unseal or make public such documents.

G.	SETTLEMENT FUND

No sooner than thirty (30) days after the Master Settlement Agreement is signed and an escrow agent mutually agreed upon by the Parties (the “Escrow Agent”), AMS will pay the total sum of Fifty-Four Million, Five Hundred Thousand Dollars ($54,500,000.00) (the “Settlement Amount”) into a settlement fund (the “Settlement Fund”) held in escrow by the Escrow Agent, provided that mutually agreeable escrow arrangements are made with a financial institution (chosen by Claimants Counsel and subject to approval by AMS, which will not be unreasonably withheld) and an Order is entered by a District Court of Dallas County, Texas, or some other mutually agreeable jurisdiction establishing such fund as a Qualified Settlement Fund within the meaning of Treasury Regulation Section 1.468B-1.
The Settlement Fund shall be held at a mutually agreed upon Bank (the “Bank”). Said financial institution shall be responsible for any and all investment-related decisions, following the Settlement Fund Administrator’s investment policy for fiduciaries, which is based on safety of principal, no bank balance sheet exposure and zero sweep accounts for distributions to Claimants once authorized. The Settlement Fund Administrator shall not authorize any distributions of income or principal from the Settlement Fund except pursuant to joint instruction to the Settlement Fund Administrator by AMS, or its counsel, and Claimants Counsel. No other person or entity is permitted to authorize or make any withdrawals from the Settlement Fund.

H.	MINIMUM NUMBER OF EXECUTED RELEASES

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Claimants Counsel agree to obtain an executed Release from a minimum of ninety-five percent (95%) of all Claimants which shall include one hundred percent (100%) of the Required Release Filed Cases (the “Distribution Threshold”).
In the event Claimants Counsel meet the Distribution Threshold within one hundred twenty (120) days after the Effective Date, AMS will not receive the return of any Individual Allocated Amount (as defined in Paragraph IV.L.). Claimants Counsel will continue to employ their best efforts to obtain an executed Release from 100% of Claimants following expiration of the 120-day period.
In the event Claimants Counsel fails to meet the Distribution Threshold, within the earlier of the date Claimant’s Counsel declares all potential Releases have been received or one hundred twenty (120) days after the Effective Date, then AMS shall have the option of (i) voiding the entire Agreement and receiving in return all money deposited in the Settlement Fund, along with all accrued interest, within fifteen (15) days after such deadline or (ii) accepting the Releases provided and receiving the return of the Individual Allocated Amount (defined in Paragraph IV.L.) for only those Claimants below the ninety-five percent (95%) Distribution Threshold, plus the pro rata share of any accrued interest, within fifteen (15) days after such deadline.

I.	WITHDRAWAL OF COUNSEL
To the extent permitted by the rules of professional conduct in any jurisdiction in which the firm may practice, Claimants Counsel agree to take all necessary steps to disengage and withdraw from the representation of any Claimant who declines a settlement offer under this Master Settlement Agreement or who fails to provide an executed Release.

J.	ACKNOWLEDGMENTS REGARDING CLAIMANTS’ RIGHT TO PAYMENT

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The Parties acknowledge that Claimants Counsel have previously provided to AMS satisfactory medical or other records or information for all Claimants establishing their respective entitlement to participate and be paid in this settlement upon the satisfaction of the other terms of this Agreement.

K.	ACKNOWLEDGMENT OF MEDICAL CONDITION OF THE SUBMITTED INVENTORY
Claimants Counsel acknowledge that the medical condition reflected in the Submitted Inventory matrix, as revised, reflects the medical condition reasonably believed by Claimants Counsel to be the respective Claimant’s medical condition as of that date. This acknowledgment is based upon a review of all the medical records or other documentation in Claimants Counsel’s possession at the time of this Master Settlement Agreement. Claimants Counsel agrees to provide medical records to AMS that substantiate the categorization for each Claimant in the *** Category upon request. If records are not provided, the Claimant will be placed into the “***” category.

L.	ALLOCATION OF FUNDS TO CLAIMANTS

The Parties acknowledge that the Settlement Fund provided by AMS to resolve the Claims of Claimants is being paid to resolve the categories for Claimants as follows:

(1)	*** $***

(2)	*** $***

(3)	*** $***
Total            $54,500,000.00
Each Claimant will participate in the funds designated for that Claimants respective category, which will be based on the medical condition known from the medical records received by counsel as of May 31, 2013. The Parties understand that it may be necessary for Claimants to participate in varying amounts within their respective categories. However, there will not be any substantial deviation from the total category allocated amounts and total Claimants within each category, and specifically, the

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***. The amount of each Claimant’s participation may be determined by Claimant’s Counsel, any Settlement Administrator appointed under Treasury Regulation Section 1.468B, a special master, or any other qualified individual. The Claimants respective participation amount is that Claimant’s “Individual Allocated Amount”. Claimants Counsel will provide AMS with documentation stating the Individual Allocated Amount disbursed to each Claimant.
The Parties acknowledge and agree that the settlement payments hereunder are exclusively for alleged bodily injury -- meaning actual physical injury to the body of a person resulting in sickness, disease, disability, or death -- and no payment hereunder is, or shall be deemed to be, attributable to any other damage claim, including without limitation any claim for lost wages, lost income, diminished earning capacity, or punitive damages, notwithstanding that such additional damage Claims are within the scope of the Release, and accordingly zero dollars ($0) is placed on such Claims. The Parties expressly disclaim that AMS has any responsibility or liability for any allocations or any distributions of the Settlement Fund or for reporting requirements related thereto that are imposed on Claimants or Claimants Counsel by applicable state or federal laws.

M.	RELEASE OF FUNDS FROM THE SETTLEMENT FUND
The payment of Claimant’s Individual Allocated amount from the Settlement Fund in resolution and satisfaction of their Claims shall only be released by the Escrow Agent pursuant to written escrow instructions to be provided by AMS and Claimants Counsel and subject to the following:
(1)    Subject to an obligation on the part of Claimants Counsel to assure that: (a) all Medicare liens have been fully satisfied in accordance with Section O herewith; and (b) AMS is repaid any funds released from escrow in the event the Master Settlement Agreement is voided, AMS will, following transfer of the Settlement Amount to the Settlement Fund, direct the Escrow Agent to make payments to

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Claimants Counsel in such amounts as may be requested by Claimants Counsel to pay timely any reasonable charges by the Escrow Agent, any Settlement Administrator appointed under Treasury Regulation Section 1.468B, and any special master engaged to determine the Individual Allocated Amount(s), and any other reasonable and necessary charges associated with the administration of the Settlement Fund.
(2)    Within three (3) business days after receipt of the minimum number of Releases from Claimants Counsel, AMS shall direct the Escrow Agent to make a payment or payments of the remaining Settlement Fund to Claimants Counsel or at Claimants Counsel’s direction, subject to the requirements of Paragraph IV.H. above.
(3)    The payment or payments to Claimants where court approval of a settlement is required by law, including but not limited to Claims on behalf of or by a decedent, shall be released by the Escrow Agent only upon proof of written court approval satisfactory to AMS.
(4)    AMS shall have no further responsibility for the payment of any funds other than as stated in this Paragraph IV.M, and in no event will AMS be responsible for paying any additional amount to the Settlement Fund.

N.	RELEASES, WAIVERS, AND DISMISSALS

1.	Dismissal of Claims.
This Master Settlement Agreement and the distribution of funds to Claimants are conditioned upon AMS receiving releases and waivers from Claimants for all past, present, and future AMS Mesh Products related Claims in the form attached hereto as Exhibit E. The Parties agree that before any individual Claimant receives a settlement payment, such Claimant must either dismiss with prejudice his or her Filed Case, including derivative Claims, and provide a Release or if no lawsuit has been

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commenced, provide AMS with a Release of all AMS Mesh Products Claims, whether or not asserted by the Claimant. Such dismissals and waivers shall terminate the subject lawsuit or released Claim as to all AMS named parties, including affiliates, in their entirety and provide that AMS and Claimants each shall be responsible for their own costs and fees. Dismissals shall be effective as to all AMS named parties and affiliates, but shall not constitute a release or satisfaction of Claims against any non-AMS party.

2.	Release Provisions.
A Release of liability must be provided to AMS by any Claimant who is to receive payment. The releases from all Claimants shall release all AMS Mesh Product-related Claims that each individual Claimant ever had, or now has, or hereafter can, shall, or may have in the future against AMS arising out of, relating to, resulting from, or which are in any way connected to an AMS Mesh Product-related claim, including those Claims and damages of which the Claimant is not aware and/or that Claimant has not yet anticipated, as described more fully in the “Release of All Claims” form, the content of which is incorporated herein and made part of this Master Settlement Agreement. The Release shall be effective as to all AMS parties and affiliates, but shall not constitute a release of any non-AMS party or other mesh product manufacturers or distributors.

O.	LIENS, ASSIGNMENT RIGHTS, AND OTHER THIRD PARTY PAYOR CLAIMS
Claimants Counsel shall appoint a Lien Resolution Administrator (“LRA”) to perform certain functions in connection with liens and/or reimbursement Claims, including, but not limited to, those that may be asserted with respect to federal Medicare (Part A and B) benefits (“Medicare”) as contemplated by the Medicare Secondary Payer Act, 42 U.S.C. §1395y; Medicaid liens; and certain other governmental health care programs with statutory reimbursement or subrogation rights (specifically, TRICARE, VA, and Indian Health Services benefits). Each settling Claimant shall be required to

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cooperate with the procedures and protocols established by the LRA and approved by AMS, including but not limited to providing a fully executed Medicare Form B prior to release of any funds. The LRA’s fees and expenses may be paid out of the Settlement Fund as a reasonable expense.
Regardless of any limitation as to the scope of the LRA’s responsibilities described above, as to any right or claim to any portion of any settlement proceeds hereunder, including without limitation any right or claim based on payment for or reimbursement of any injury-related medical expenses alleged to be caused or arise from medical complications following implantation of an AMS Mesh Product, which include, but are not limited to, drug costs, hospital expenses, medical expenses, physician expenses, or any other health care provider expenses arising from or based upon the provision of medical care or treatment to settling Claimants or interests they represent, each settling Claimant shall identify (i) all statutory claim or lien holders, including government payors such as Medicare and Medicaid; (ii) any other holders of claims or liens as to which the Claimant or Claimants Counsel has received notice; and (iii) any parties to lawsuits or interventions, including by subrogation, possessing any right or making any claim. Prior to distribution of any funds from escrow or similar settlement account for a settling Claimant, such settling Claimant and Claimants Counsel (whether through the LRA or otherwise) shall have provided (through the LRA or otherwise) all information that AMS may need to comply with reporting requirements applicable to it, including under Section 111 of the Medicare, Medicaid and SCHIP Extension Act of 2007 (“MMSEA”) (P.L. 110-173), codified at 42 U.S.C. § 1395y(b)(8), and shall authorize AMS to report such information to applicable authorities. In addition, prior to distribution of any funds from escrow or similar settlement account for a settling Claimant, such settling Claimant and Claimants Counsel shall have represented and warranted that any and all liens, assignment rights, and other claims for a Claimant, where Claimant or Claimant’s Counsel have been put on notice for a specific Claimant, have been or will be satisfied or otherwise resolved by the settling Claimant

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(whether through the LRA, in a global or traditional resolution program, or otherwise). Satisfaction of any and all liens, assignments, and other claims is the sole responsibility of the settling Claimant, and AMS shall not pay any amounts that result therefrom.
The settling Claimants shall agree that they are releasing AMS from all medical expenses, including, but not limited to, drug costs, hospital, medical, physician, and health care provider expenses relating to any past, present, or future medical care or treatment, arising from or in connection with alleged medical complications following implantation of an AMS Mesh Product. Nothing in this Master Settlement Agreement will be construed as expanding the legal rights of any claim or lien holder for reimbursement of any lien, assignment, or claim or any portion of same thereof asserted against a settling Claimant and Claimants Counsel beyond those rights currently provided under applicable law, including the expenses of any lien or other claims or rights to include a lien or other claims or rights to withhold attorneys’ fees and expenses of Claimant’s Counsel.

P.	NO ADMISSION OF LIABILITY
This Master Settlement Agreement is entered into solely by way of compromise and settlement and shall not be construed as an admission of liability, responsibility, or fault of or by AMS. AMS expressly denies any liability or wrongdoing to Claimants on the part of itself, including its officers, employees, parents, subsidiaries, related entities, affiliates, contractors, distributors, agents and assigns.

Q.	CONFIDENTIALITY

1.	Confidentiality Agreement.
The terms of the MOU the Master Settlement Agreement, and the amount of settlement payments made to Claimants are strictly confidential, except as may be required by law or an Order of a Court and then only to the extent necessary. Any and all evaluation processes and procedures utilized in

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conjunction with the claims administration or payment distribution process shall also be kept strictly confidential among the Claimants and the Claimants Counsel.
Agreement to, and maintenance of, confidentiality are material terms of this Master Settlement Agreement. The Parties agree that the following language shall be included in each individual settlement Releases and is incorporated in this Master Settlement Agreement:
Claimant and his/her attorneys shall keep strictly confidential and agree not to publicize, disclose or characterize to any third party, person or entity, at any time, the following information, except as it may otherwise appear in the public domain: the MOU, this Master Settlement Agreement and any Addendums or exhibits hereto, and Claimant’s Releases, and any of the terms and conditions of this settlement, the amount of this settlement including the Claimant’s Individual Allocated Amount, the history, background and/or substance of the negotiations, directly or indirectly, leading up to the MOU A and Master Settlement Agreement, or any other information which would assist a third party in receiving or otherwise learning about the MOU, Master Settlement Agreement, and Claimant’s Releases, and such terms, conditions, amounts, history, background and/or the substance of any negotiations (all which shall be and is “Confidential Information”), except as required by law or an Order of a Court or necessary for any required probate or other Court approval of the Claimant’s Claims. In that event, only the Claimant’s Release and the amount of Claimant’s settlement may be disclosed. Claimant and his/her attorneys may also make disclosure of the money received by Claimant to their accountants and/or financial advisors who shall, however, upon such disclosure, be instructed to maintain and honor the confidentiality of such information. If inquiry is made by any third person concerning the status of Claimant’s lawsuit, other than as identified above and as necessary to resolve the liens identified above, Claimant and his/her attorneys shall respond only that the suit has been resolved, and make no further comments. Claimant represents and warrants that any unauthorized disclosure of Confidential Information is a material breach of the settlement, and further that AMS is entitled to compensation from Claimant, as well as all other relief as justice so requires, for any injury, loss or detriment suffered as a result of an unauthorized disclosure of Confidential Information by Claimant, whether the disclosure was made through Claimant’s own actions or through the actions of his or her agents, attorneys, representatives, heirs, servants, beneficiaries or family members.
The Parties agree that any violations of the confidentiality provisions shall entitle the non-
breaching Party to bring an action against the breaching party to seek and recover immediate relief, redress and damages associated with such breach, including injunctive relief, without the

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need to establish actual damages suffered by AMS as a result of the breach. Because it may be impossible or impractical to determine the actual damages suffered by AMS as a result of
Claimant’s breach, and because the time and expense involved in proving the actual damage or loss suffered by AMS for such a breach make liquidated damages appropriate, if Claimant breaches her obligations to maintain and secure confidentiality pursuant to this Confidentiality Agreement, Claimant shall pay to AMS, as liquidated damages, ten percent (10%) of the amount paid to her by AMS under the Settlement Agreement.

2.	Inadmissibility of Settlement and Related Documents.
Claimants Counsel and Claimants who receive payments pursuant to this Master Settlement Agreement, shall not offer in evidence or in any way refer to in any civil, criminal, administrative, or other related action or proceeding, the MOU, this Master Settlement Agreement and any Addendums hereto, other than as may be necessary to consummate or enforce this Master Settlement Agreement. If the subject of this Master Settlement Agreement shall rise in any such legal proceedings, Claimants and Claimants Counsel shall give AMS notice and opportunity to intervene and oppose disclosure and take reasonable measures to ensure that this Master Settlement Agreement and/or its terms are kept confidential. In the event that there is a proceeding to consummate or enforce this Master Settlement Agreement, including but not limited to any proceeding involving a minor’s compromise, death compromise, divorce, or any other judicial proceeding, Claimant will file under seal any documents which disclose or refer to this Master Settlement Agreement and/or its terms and will take reasonable measures to ensure that this Master Settlement Agreement and/or its terms are kept confidential.

3.	Joint Messaging.
The Parties will agree upon a joint message, if any.

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4.	Return of Confidential and Privileged Information.
Claimant and Claimants Counsel will comply with the terms of any Protective Order and/or Confidentiality Order applicable in the Claimant’s case. Further, to the extent not otherwise governed by an existing Protective Order and/or Confidentiality Order, Claimant and Claimants Counsel will return all originals and all copies of documents that contain information provided by AMS in any Civil Action involving pelvic mesh products that were in their respective possession, custody or control at the time of the Effective Date. This includes but is not limited to all documents (copies, originals, electronic files) that AMS produced during discovery in connection with any such Civil Action, and the deposition transcripts and exhibits of AMS company witnesses and/or past or current AMS employees and expert witnesses. Claimant and Claimants Counsel shall permanently delete and destroy all such information in their possession that is electronically stored. Claimant and Claimants Counsel will provide certification that they have complied fully with the terms of this Paragraph.

R.	PUBLICITY
The Claimants Counsel agree not to represent publicly that the MOU, Release, or Master Settlement Agreement in any way embodies, reflects, implies, or can be used to infer any culpable or harmful act by AMS.

S.	PRESENT INTENTIONS
The Parties agree that while nothing in the MOU or this Master Settlement Agreement is intended to operate as a restriction on the right of the Claimants Counsel to practice law within the meaning of Rule 5.6(b) of the ABA Model Rules of Professional Conduct in any jurisdiction in which the firm may practice or whose rules may otherwise apply, the Claimants Counsel represent that they have no present intent to solicit or represent new clients for the purpose of bringing Claims against AMS in connection with AMS Mesh Products or AMS Mesh Product Injuries. Claimants Counsel further

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represent that they will not actively solicit prospective Pelvic Mesh clients via television, radio, or website advertisement or other public or professional media outlets, either directly or indirectly through affiliates. Claimants Counsel represent and warrant that the Submitted Inventory List accurately reflects all known or knowable claims involving an AMS Mesh Product in which Claimants Counsel has or may have a financial stake or interest.

T.	SUCCESSORS AND ASSIGNS
The terms and conditions of this Master Settlement Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each party hereto.

U.	DEADLINES
Whenever a deadline (i.e., the last day in the period during which an act required by the MOU or this Master Settlement Agreement may be performed) is a Saturday, a Sunday, or a federal holiday, such deadline shall be extended to the next day that is not a Saturday, a Sunday, or a federal holiday. AMS and the Claimants Counsel may, by written agreement, extend any of the deadlines contained herein and agree that any requested reasonable extension of any deadline will not be unreasonably withheld.

V.	GOVERNING LAW
This Master Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law principles, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

W.	CHALLENGES TO OR DISPUTES INVOLVING THIS AGREEMENT
Any challenges to or disputes arising out of or relating to an alleged violation of the MOU or Master Settlement Agreement, including but not limited to disputes between AMS and Claimants

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Counsel and/or Claimants and disputes between or among Claimants Counsel and/or members of Claimants Counsel arising out of or in connection with this Master Settlement Agreement, shall be referred for binding determination to Judicial Arbitration Mediation Services (“JAMS”) for resolution, with all costs to be shared equally. The Parties shall work together to agree on a binding neutral arbitrator to resolve any and all disputes, and if an agreed upon arbitrator cannot be selected, JAMS’ complex resolution procedures shall control the selection of a neutral arbitrator.

X.	ATTORNEYS’ FEES
Nothing in this Master Settlement Agreement or any agreement shall affect the obligation of any Claimant to pay attorneys’ fees and costs pursuant to any agreement such Claimant may have with his or her counsel. AMS shall have no responsibility whatsoever for the payment of Claimants’ attorneys’ fees. Any division of the Settlement Amount is to be determined by Claimant and the Claimants Counsel and shall in no way affect the validity of this Master Settlement Agreement or the Confidential Release executed by any Claimant.

Y.	EXECUTION IN COUNTERPARTS
The signatories to this Master Settlement Agreement may execute this Master Settlement Agreement in counterparts, and the execution of counterparts shall have the same effect as if all counsel had signed the same instrument. Facsimile signatures shall be considered as valid signatures as of the date hereof, but the original signature pages shall thereafter be appended to this Master Settlement Agreement; provided, however, that the failure to so append them shall not affect the validity of such facsimile signatures.

Z.	MERGER AND INTEGRATION
This Master Settlement Agreement (with its expressly incorporated documents) supersedes and replaces the MOU and any prior agreement, tolling agreement, or writing between the Parties and

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constitutes the entire agreement between AMS, Claimants Counsel, and the Claimants. Each of the Parties hereby acknowledges and represents that such Party has not relied on any representation, assertion, guarantee, warranty, collateral contract or other assurance, except those set out in this Settlement Agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this Settlement Agreement. The Parties agree that this Master Settlement Agreement may not be modified, altered or changed except by a written agreement signed by the Parties, and that if any provision of this Master Settlement Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.
AA. NO PRESUMPTION     This Master Settlement Agreement is the product of arm’s length negotiations between the Parties. No Party shall be deemed the drafter of this Master Settlement Agreement or any provision thereof. No presumption shall be deemed to exist in favor of or against any Party as a result of the preparation or negotiation of this Master Settlement Agreement.
BB.    INCORPORATION BY REFERENCE
All exhibits referenced and attached hereto shall be treated as if they are fully incorporated and set out fully herein. The exhibits attached are:

Exhibit A:    Submitted Inventory List
Exhibit B:    ***
Exhibit C:    ***
Exhibit D:    ***
Exhibit E:    Form of Release

CC.    NOTICE
Any notices required under this Master Settlement Agreement shall be provided as follows:
For Claimants Counsel, notice shall be provided to:

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Tim K. Goss, Esquire                        David Matthews
Freese & Goss, PLLC                        Matthews & Associates
3031 Allen Street, Suite 200                     2905 Sackett
Dallas, Texas 75204                         Houston, Texas 77098
(214) 761-6610 (phone)                    (713) 222-8080 (phone)
(214) 761-6688 (fax)                         (713) 535-7184 (fax)
tim@freeseandgoss.com                    dmatthews@thematthewslawfirm.com

For AMS, notice shall be provided to:
Barbara R. Binis, Esquire
Reed Smith LLP
2500 One Liberty Place
1650 Market St.
Philadelphia, PA 19103
Office Phone: 214-851-8100
Fax: 215-851-1420
BBinis@ReedSmith.com

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Executed on this 14th day of June 2013.

So Agreed On Behalf Of Claimants And Claimants Counsel:

/s/ Tim K. Goss ______________________________________ Tim K. Goss, Esquire Freese & Goss, PLLC 3031 Allen Street Suite 200 Dallas, TX 75204

/s/ David P. Matthews ______________________________________ David P. Matthews Matthews & Associates 2905 Sackett Houston, Texas 77098

So Agreed On Behalf Of American Medical Systems, Inc.

American Medical Systems, Inc.

By: /s/ Caroline B. Manogue
______________________________________
Caroline B. Manogue | Executive Vice President, Chief Legal Officer & Secretary
Endo
1400 Atwater Drive
Malvern, PA 19355

/s/ Barbara R. Binis _____________________________________ Barbara R. Binis, Esquire Reed Smith LLP 2500 One Liberty Place 1650 Market St. Philadelphia, PA 19103

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Exhibit A

Submitted Inventory List

***

Freese & Goss
Master Settlement Agreement

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Exhibit B

***

Freese & Goss
Master Settlement Agreement

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Exhibit C

***

Freese & Goss
Master Settlement Agreement

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Exhibit D

***

Freese & Goss
Master Settlement Agreement

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Exhibit E

Form of Release

(see attached)

Freese & Goss
Master Settlement Agreement

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RELEASE AND CONFIDENTIALITY AGREEMENT

I, ____________________________ (hereinafter “Claimant”), represent that I have relied upon the advice of my attorneys, who are the attorneys of my choosing, concerning the legal consequences of this Release and Confidentiality Agreement and that the terms of this Release and Confidentiality Agreement are fully understood and voluntarily accepted by me.

Claimant has either stated his/her intention to commence a lawsuit, or has commenced a lawsuit against AMS1 (such intended or commenced lawsuit referred to herein as the “Action”); and
Claimant has asserted, could assert, or has reserved the right to assert, personal injury claims, and, if spouses, or others are signatories to this Agreement and Release, then such claims as such spouses, children and others have asserted, could assert or have reserved the right to assert for personal injury, loss of companionship, consortium, support, society, affection, love, and comfort (collectively for all releasors, the “Claim”) arising out of or in connection with Claimant’s AMS Mesh Products
Claimant hereby represents that he/she is authorized under applicable law to represent and bind all other relevant parties who are not signatories to this Agreement and Release and by signing this Agreement and Release does so bind;

Releasors (as defined below) and AMS believe it would be in their respective best interests to settle the Claim and avoid the risk, expense, inconvenience, and distraction of continued litigation; and
Undersigned counsel has explained to Claimant, and Claimant understands, (i) the terms of this Agreement and Release and (ii) the conditions set forth in the Confidential Master Settlement Agreement (“Confidential Settlement Agreement”) that must be satisfied before Claimant or anyone on Claimant’s behalf can receive the settlement funds;

In consideration for the releases, understandings, warranties, and representations made by Claimant/Releasors in this Release and Confidential Settlement Agreement, Claimant/Releasors will be paid the “Individual Allocated Amount” defined below;

In consideration of the obligations of AMS under the Confidential Settlement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereto, intending to be legally bound, hereby stipulate and agree as follows:

Defined Terms
___________________________
1 “AMS” means American Medical Systems, Inc.; American Medical Systems Holdings, Inc.; Endo Pharmaceuticals Inc.; and Endo Health Solutions Inc., formerly known as Endo Pharmaceuticals Holdings Inc., their (i) past, present and future entire companies, affiliates, respective officers, directors, employees, contractors, and shareholders, (ii) their respective past, present, and future related entities, parents, subsidiaries, affiliates, controlling persons, suppliers, distributors, contractors, agents, assigns, servants, counsel, and insurers, and (iii) all of their past, present and future officers, directors, affiliates, employees, shareholders, contractors, predecessors, successors, agents, assigns, heirs, executors, estate administrators, and personal representatives (or the equivalent thereto).

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1.As used herein, the term “Claimant” encompasses the Claimant on his/her own behalf and where the Recipient is not the Claimant, the Recipient on whose behalf the Claimant has commenced or stated his/her intent to commence the Action and on whose behalf the Claimant is acting with respect to the provisions of this Agreement and Release.
2.As used herein, the term “Releasors” encompasses the Claimant/Recipient and all other signatories to this Agreement and Release (individually and collectively), including any and all of their spouses, domestic companions, representatives, agents, successors, assigns, beneficiaries, heirs, or executors of any of them or their estates, except counsel.
3.As used herein, the term “Master Settlement Agreement” means the Confidential Master Settlement Agreement, dated June 7, 2013, by and between AMS, on the one hand, and Freese & Goss, PLLC and Matthews & Associates, acting on their own behalf and on behalf of all Claimants, on the other hand.
4.As used herein, the term “Claim” means of and from any and all claims, demands, actions, causes of action, losses, damages or suits whatsoever, whether past or future, known or unknown, regardless of the kind or nature thereof, including but not limited to, claims for pain and suffering, disability, mental anguish, punitive damages, common law or statutory penalties of recompense, impairment, loss of consortium, loss of society, loss of service, lost wages (past and future), diminished earning capacity (past and future), loss of income (past and future), medical and hospital expenses, future medical expenses, workmen’s compensation claims, interest, attorney’s fees, legal expenses, and, specifically, including future claims for wrongful death and all claims arising out of alleged wrongful death, including loss of financial support, loss of love and affection, loss of consortium, service and society and funeral expenses, or any other loss or damage of whatever kind or nature, which is related to, results from, arises out of AMS Mesh Product Related Injuries regardless as to whether such has resulted in a Filed Case or could have resulted in a case filed in a state or federal jurisdiction.
5.As used herein, the term “Individual Allocated Amount” refers to the Claimant’s respective settlement participation amount, as described in Section L, “Allocation of Funds to Claimants”, of the Master Settlement Agreement.
Release
6.Claimant, in exchange for good and valuable consideration, does hereby completely release and forever discharge AMS from any and all past, present or future claims arising directly or indirectly out of or in any manner related to the injuries or damages that were or could have been alleged by Claimant/Releasor as related to an AMS Mesh Product2 and/or or its manufacture, design, distribution,
___________________________
2 “AMS Mesh Product” or “AMS Mesh Products” means those pelvic mesh product(s) manufactured, marketed, sold and distributed by AMS and its affiliates known as: Apogee® System with IntePro® Lite™, Apogee® System with InteXen® LP™, Perigee® System with IntePro® Lite™, Perigee® System with InteXen® LP™, Elevate® Apical and Posterior Prolapse Repair System with IntePro® Lite™, Elevate® Apical and Posterior Prolapse Repair System with InteXen® LP, Elevate® Anterior & Apical Prolapse Repair System with IntePro® Lite™, Elevate® Anterior & Apical Prolapse Repair System with InteXen® LP, Straight-In™ Sacralcolpopexy System, IntePro® Y-Mesh, InteXen® LP Porcine Dermal Matrix, SPARC® Sling System, Monarc® Subfascial Hammock, BioArc® SP System with InteXen® LP, BioArc® TO System with InteXen® LP, MiniArc® Single-Incision Sling System, MiniArc Precise™ Single-Incision Sling System, In-Fast Ultra®, as well as any variations of said AMS Mesh Products, past, present or future.

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testing, efficacy, labeling, advertising, regulatory certification and approval, warnings, sale, warranties, promises or condition at any time or times whatsoever, including, without limitation, injuries, conditions, complications and damages of whatever kind and character, existing in the past, now or arising in the future, whether known or unknown, alleged to be related to the manufacture, distribution, promotion, marketing, testing, labeling, sale, purchase, implant, use, removal, explant, excision, extraction or revision of AMS Mesh Products, including, but not limited to: mesh erosion; mesh extrusion; mesh rejection; mesh contraction or “shrinkage”; mesh encapsulation; any and all types of infection; fistula formation; inflammation; scar tissue formation; organ perforation or other organ damage; dyspareunia (pain during sexual intercourse); loss of consortium; loss of intimacy or sexual relations, loss of desire for intimacy or sexual relations, and/or inability to engage in sexual activity for any reason; blood loss; vaginal bleeding; neuropathic and other acute and chronic nerve damage and pain, including but not limited to pudendal nerve damage; pelvic floor damage; chronic pelvic pain; de novo urinary and/or fecal incontinence and other de novo urinary and/or intestinal problems; worsening urinary and/or fecal incontinence and other worsening urinary and/or intestinal problems; de novo, continuing, worsening or recurrent pelvic organ prolapse; emotional or mental harm or suffering; loss of enjoyment of life; economic losses, including but not limited to, medical bills and expenses; and/or any other complications, conditions, damages or injuries not heretofore described, existing in the past, now or arising in the future, whether known or unknown, and that he/she will not seek anything further, including any other payment, from AMS in regard to such Claim.

7.No portion of such settlement amount represents the payment of punitive or exemplary damages but in consideration for the satisfaction of Claimant’s Claim for compensatory damages, Claimant/Releasors release Claims for punitive or exemplary damages as described below.

8.Claimant/Releasor acknowledges that the undersigned counsel settled his/her case with AMS as part of a combined settlement of Claims against AMS, and acknowledges and understands that other claimants may have received different amounts depending upon the circumstances of each claimant’s case.

9.Claimant/Releasors agree that in exchange for the consideration provided herein, Releasors will dismiss with prejudice any Claims alleged against AMS in any Action.

10.Claimant/Releasor represents that s/he has consented to the jurisdiction of the Court where the action is filed for purpose of establishing the Qualified Settlement Fund described in the Master Settlement Agreement.

11.To the extent that any law, statute, ordinance, rule, regulation, case or other such legal provision or authority may purport to preserve Claimant’s and/or Recipient’s and/or other Releasors’ right hereafter to assert presently existing but unknown, unasserted, unsuspected, or undiscovered causes of

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action and/or claims, including without limitation such causes of action and/or which would otherwise be foreclosed by the terms of this Agreement and Release, Claimant/Recipient and other Releasors hereby specifically and expressly waive their rights under such law, statute, ordinance, rule, regulation, case or other such legal provision or authority.

12.Claimant/Releasors understand and acknowledge the significance and consequence of releasing all of Claimant’s AMS causes of action and/or Claims, including presently existing, but unknown, unasserted, unsuspected, or undiscovered causes of action and/or claims, and hereby assume full risk and responsibility for any and all injuries, losses, damages, assessments, penalties, charges, expenses, costs, and/or liabilities that Claimant and/or other Releasors may hereinafter incur or discover that in any way arise out of or relate to such causes of action and/or claims.

13.This Release and Confidentiality Agreement specifically EXCLUDES any claims or causes of action that Claimant/Releasors may have, including presently existing, but unknown, unasserted, unsuspected, or undiscovered causes of action and/or claims, related to a pelvic mesh product(s) manufactured, marketed, sold and/or distributed by any other entity other than AMS or its affiliates.

Indemnification, Contribution and Other Third Party Claims
14. Claimant agrees to indemnify and defend AMS against and hold AMS harmless from any and all damages or losses AMS may incur, including attorneys’ fees and costs, in connection with claims, by and through Claimant, alleging: (i) claims seeking damages for or attributable to the personal injuries of Claimant, or seeking any other damages, indemnity or contribution, including Claimant’s heirs, next of kin, successors, assigns, agents, representatives, guardians, duly-appointed trustees, executors, estate administrators or personal representatives (or equivalent thereto) or any medical institution, health care provider or other pelvic mesh product manufacturer or distributor asserting a claim by cross-complaint, counterclaim or third party claim or in a separate claim for indemnity or contribution; (ii) liens, subrogated interests, or encumbrances pertaining to Claimant’s claims including, but not limited to, medical expenses, physicians’ expenses, or other health care provider expenses, including any claims asserted by private or government health insurers, including but not limited to Medicare or Medicaid, arising from or based upon the provision of past, present or future medical care and treatment of Claimant; and (iii) any tax liability associated with this Agreement and/or the Confidential Settlement Agreement.

Confidentiality
15.Claimant/Releasors and the undersigned counsel, and every person employed or retained by them who has any knowledge of any term of this Agreement and Release or of any settlement or release referred to herein (the "Restricted Persons"), shall keep STRICTLY CONFIDENTIAL and agree not to disclose to any other party, person or entity the amount of this settlement, any of the terms of this Agreement and Release, the Confidential Settlement Agreement, or the amount received by any Claimant, or the amounts of money offered, demanded or discussed during the course of settlement negotiations (the "Confidential Information").

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16.Claimant/Releasors and the undersigned counsel shall keep strictly confidential and agree not to publicize, disclose or characterize to any third party, person or entity, at any time, the following information, except as it may otherwise appear in the public domain: the Memorandum of Understanding, the Master Settlement Agreement and any Addendums or exhibits hereto, and Claimant’s Releases, and any of the terms and conditions of this settlement, the amount of this settlement including the Claimant’s Individual Allocated Amount, the history, background and/or substance of the negotiations, directly or indirectly, leading up to the Memorandum of Understanding and Master Settlement Agreement, or any other information which would assist a third party in receiving or otherwise learning about the Memorandum of Understanding, Master Settlement Agreement, and Claimant’s Releases, and such terms, conditions, amounts, history, background and/or the substance of any negotiations (all which shall be and is “Confidential Information”), except as required by law or an Order of a Court or necessary for any required probate or other Court approval of the Claimant’s claims. In that event, only the Claimant’s Release and the amount of Claimant’s settlement may be disclosed. Claimant and his/her attorneys may also make disclosure of the money received by Claimant to their accountants and/or financial advisors who shall, however, upon such disclosure, be instructed to maintain and honor the confidentiality of such information. If inquiry is made by any third person concerning the status of Claimant’s lawsuit, other than as identified above and as necessary to resolve the liens identified above, Claimant and his/her attorneys shall respond only that the suit has been resolved, and make no further comments.

17.Claimant/Releasors represent and warrant that any unauthorized disclosure of Confidential Information is a material breach of the settlement, and further that AMS is entitled to compensation from Claimant/Releasors, as well as all other relief as justice so requires, for any injury, loss or detriment suffered as a result of an unauthorized disclosure of Confidential Information by Claimant/Releasors, whether the disclosure was made through Claimant’s/Releasor’s own actions or through the actions of his or her agents, attorneys, representatives, heirs, servants, beneficiaries or family members.

18.No Restricted Person shall offer in evidence or in any civil, criminal, administrative or other action or proceeding, refer to any of the Confidential Information other than as may be necessary to consummate or enforce this Agreement and Release or as may be compelled by legal process. If the subject of such information should arise in any legal proceedings, other than a proceeding to consummate or enforce this Agreement and Release, the Restricted Persons will, to the extent possible, give AMS reasonable notice practicable in the circumstances and an opportunity to intervene and oppose, file under seal any documents disclosing the information and take all reasonable measures to ensure that it is kept confidential and that any disclosure thereof takes place in camera.

19.No Restricted Person will rely on or attempt to rely on this Agreement and Release or the Master Settlement Agreement, or any portion of the contents thereof, or any amount provided herein, or any amount received by any claimant and/or recipient, in any proceeding other than a proceeding to consummate or enforce this Agreement and Release. No Restricted Person will attempt to lift, or to cause any court or other body to lift, the confidentiality provisions of this Agreement and Release for any purpose.

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Effect Of Breach Of Confidentiality
20.In the event of any such breach by Claimant/Releasors or his/her attorneys, AMS shall be entitled to equitable relief from the breaching party by way of a temporary restraining order, preliminary injunction and permanent injunction, as appropriate, and such further and other relief as any court of competent jurisdiction may deem proper, including any damages that are proximately caused by a breach thereof.

21.In the event of any such breach by Claimant/Releasors or his/her attorneys, AMS shall be entitled to recover liquidated damages from the breaching party of ten percent (10%) of the amount of the Claimant’s disbursement of the good and valuable consideration identified in the “Release” section. All parties agree that said percentage is reasonable in light of the likely difficulty and impracticability of ascertaining actual damages upon such a breach. All parties further agree that if said percentage should be determined to be a penalty or otherwise unenforceable or not collectible for any reason, AMS shall be entitled to recover such lesser amount as the court may determine to be the greatest amount of liquidated damages permitted by law.

22.Claimant/Releasors are bound by this Agreement and Release. Anyone who succeeds to the rights and responsibilities of any Releasor, including any and all representatives, agents, successors, assigns, beneficiaries, heirs, or executors of any of them or their estates, is also bound. This Agreement and Release is made for the benefit of Claimant, other Releasors, and AMS.
Governmental Liens
23.Claimant/Releasors and the undersigned counsel represent and affirm that any and all medical liens and/or claims from medical expenses, past, present and/or future incurred by Medicare or Medicaid, which were incurred as a result of a Claimant’s AMS injuries, will be resolved by holdback, payment or otherwise in accordance with LRA established provisions for each Claimant prior to the distribution of any of the Individual Allocated Amount that has been deposited into the Qualified Settlement Fund as described in the Confidential Master Settlement Agreement. Claimant agrees to cooperate with counsel to satisfy any such liens and/or claims and to provide proof of such satisfaction to AMS, as set forth in the Confidential Master Settlement Agreement.

24.In further consideration of the foregoing, Claimant agrees and covenants to forever defend, indemnify and hold harmless AMS from any reimbursement claims that Medicare, any other government program or any other government entity, federal or state or local, may have as to Claimant.
Medicare
25.Representations and Warranties. Claimant/Releasors, Claimants Counsel and AMS agree that all Representations and Warranties made herein shall survive settlement.

a.
Medicare Secondary Payer. Claimant/Releasors and Claimants Counsel acknowledge and agree that the Parties hereto have taken or will take reasonable steps to comply with the requirements of 42 U.S.C. §1395y and the related rules and regulations (hereinafter

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collectively “MSP”).

b.	MSP applicability.

i.
Claimant/Releasors and Claimants Counsel are aware of Medicare’s potential interest in this settlement to the extent Medicare has made any conditional payments for medical services or items received by Claimant pursuant to MSP, and related to Claims or AMS Mesh Product Injuries;

ii.	Claimant/Releasors and Claimants Counsel represent and warrant that they have provided the information to AMS necessary to comply with the reporting of this settlement to Medicare;

c.	Claimant/Releasors’ responsibility for reimbursement of Medicare claims.

i.
Claimant/Releasors and Claimants Counsel represent and warrant that they or their agent have notified, or prior to distributing any settlement funds will notify Medicare of the claim giving rise to this settlement.

ii.
Claimant/Releasors and Claimants Counsel represent and warrant that in exchange for payment of the Individual Allocated Amount by AMS to Claimants Counsel, they shall reimburse Medicare for any claims related to this settlement and/or arising from or related to the matters forming the basis of the claims asserted by Claimant/Releasors up to the amount of the consideration paid for the settlement. Claimant/Releasors and Claimants Counsel represent and warrant that it is their responsibility, and not AMS’ responsibility, to reimburse Medicare.

iii.
Claimant/Releasors and Claimants Counsel represent and warrant that in exchange for payment of the Individual Allocated Amount by AMS, Claimant’s Counsel shall hold funds in an escrow account or client trust account equal to the total medical costs related to the AMS Mesh Product Injury up to the amount of consideration paid until a conditional payment letter or other documentation is received from Medicare identifying a lien, if any, at which time funds in excess of the amount provided in the conditional payment letter, if any, may be released. The funds remaining in trust (“Held Settlement Funds”) will not be distributed to Claimant/Releasors or any other person or entity aside from Medicare until the Medicare claims, if any, arising from or related to this settlement have been satisfied, waived or otherwise resolved. Claimant/Releasors and Claimants Counsel will provide AMS any and all written documentation from Medicare, if any, proving waiver or satisfaction and release of Medicare Claims, if any, arising from or related to matters forming the basis of Claimant’s claim.

26.Reliance on Representations and Warranties. In agreeing to the Release and funding the settlement, AMS is relying on the representations and warranties of Claimant/Releasors and Claimant’s Counsel regarding Claimant’s Medicare status and the actions Claimant/Releasors and Claimant’s Counsel have represented they have taken and/or will take to satisfy any and all Medicare claims pertaining to the matters forming the basis of Claimant’s claims.

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CONFIDENTIAL

Governing Law
27.Claimant/Releasors understand and agree that this Agreement and Release will be governed by and construed under the laws of Delaware, irrespective of choice of law principles.

No Admissions of Fault
28.Claimant/Releasors acknowledge that neither this Agreement and Release nor the payment of the Settlement Amount shall constitute any admission of liability or fault of any kind on the part of the AMS, who expressly deny any liability to Claimant or other Releasors. This Agreement and Release is entered into to avoid the uncertainty and expense of litigation. This Agreement and Release shall not be admissible in evidence in any proceeding except in an action arising out of or in connection with this Agreement and Release.

29.No portion of such settlement represents the payment of punitive or exemplary damages but in consideration for the satisfaction of Claimant’s/Recipient’s claim for compensatory damages Claimant releases claims for punitive or exemplary damages.

30.Costs and attorney’s fees will be borne by the party incurring same.
Warranty of Capacity to Execute Agreement
31.Claimant hereby represents that he/she is authorized under applicable law to represent and bind all other relevant parties who are not signatories to this Agreement and Release and by signing this Agreement and Release does so bind.
Return of Confidential and Privileged Information
32.Claimant and Claimants Counsel will comply with the terms of any Protective Order and/or Confidentiality Order applicable in the Claimant’s case. Further, to the extent not otherwise governed by an existing Protective Order and/or Confidentiality Order, Claimant and Claimants Counsel will return all originals and all copies of documents that contain information provided by AMS in any Civil Action involving pelvic mesh products that were in their respective possession, custody or control at the time of the Effective Date. This includes but is not limited to all documents (copies, originals, electronic files) that AMS produced during discovery in connection with any such Civil Action, and the deposition transcripts and exhibits of AMS company witnesses and/or past or current AMS employees and expert witnesses. Claimant and Claimants Counsel shall permanently delete and destroy all such information in their possession that is electronically stored. By executing this Release, Claimant and Claimants Counsel certify that they have complied fully with the terms of this Paragraph.
Acknowledgements
33.CLAIMANT/RELEASORS DECLARE AND ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT, THAT THEY HAVE BEEN REPRESENTED BY ATTORNEYS WITH REGARD TO THE EXECUTION OF THIS AGREEMENT, AND THAT THEY EXECUTE THIS AGREEMENT VOLUNTARILY AFTER

Exhibit 10.144
CONFIDENTIAL

CONSULTATION WITH THEIR ATTORNEYS AND WITHOUT BEING PRESSURED OR INFLUENCED BY ANY STATEMENT OR REPRESENTATION MADE BY ANY PERSON ACTING ON BEHALF OF AMS AND/OR THE RELEASED PARTIES. CLAIMANTS FURTHER DECLARE AND ACKNOWLEDGE THAT THEY FULLY UNDERSTAND THE NATURE AND VALUE OF THE CONSIDERATION, AND AGREE TO ACCEPT THAT AMOUNT FOR THE RELEASES GRANTED HEREIN.
Signatures
Claimant:
I, ____________________, the undersigned, have read the foregoing RELEASE AND CONFIDENTIALITY AGREEMENT; I have had an opportunity to confer with my attorney concerning its terms, conditions and effects; and I fully understand the terms, conditions and effects of this agreement.

DATED: ____________________, 2013.

Claimant Signature

Witness:
I declare under penalty of perjury that, on the date indicated above, Claimant
__________________________, who I know and recognize, came before me and I witnessed him/her personally signing this document.

DATED: ____________________, 2013.

__________________
Witness Signature                     Witness Print Name
Spouse/Releasor:
The following Releasor agrees that, if not represented by the undersigned counsel, that they have had the opportunity to consult with independent counsel prior to signing this RELEASE AND CONFIDENTIALITY AGREEMENT; that they fully understand its terms and conditions, as well as the consequences of signing it; and that they agree to be bound by all of its terms. Sworn to and signed under penalty of perjury.
DATED: ____________________, 2013.

Spouse/Releasor Signature
Witness:

Exhibit 10.144
CONFIDENTIAL

I declare under penalty of perjury that, on the date indicated above, ________________________ (Spouse/Releasor), who I know and recognize, came before me and I witnessed him/her personally signing this document.

DATED: ____________________, 2013.

___________________________
Witness Signature                     Witness Print Name

Claimant’s Attorney:
I, _________________, one of the attorneys for the above-signed Claimant, declare that I have reviewed the foregoing Release and Confidentiality Agreement, and approved the execution of this document by the above-signed Claimant, and agree to the confidentiality agreement provisions contained therein.

DATED: ____________________, 2013.

_____________________________
Attorney for Claimant